THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.

ATLAS LONG-TERM GROWTH FUND, LLC
SECURED PROMISSORY NOTE
BACK END SECURITY NOTE

$30,000

TWELVE PERCENT (12%) CONVERTIBLE PROMISSORY NOTE DATED MARCH 23, 2015

FOR VALUE RECEIVED, Atlas Long-Term Growth Fund, LLC, a Florida Limited Liability Company (the "Lender") hereby absolutely and unconditionally promises to pay to MONSTER ARTS, INC. (the "Company"), on order, the principal amount of Thirty Thousand Dollars ($30,000), less a $3,000 original issue discount no later than September 23, 2015, unless the Lender does not meet the "current information requirements" required under Rule 144 of the Securities Act of 1933, as amended, in which case the Company may declare the offsetting note issued by the Lender on the same date herewith to be in Default (as defined in that note) and cross cancel its payment obligations under this Note as well as the Lenders payment obligations under the offsetting note.

All principal under this Note shall be due and payable no later than September 23, 2015, unless the Lender does not meet the "current information requirements" required under Rule 144 of the Securities Act of 1933, as amended, in which case the Company may declare the offsetting note issued by the Lender on the same date herewith to be in Default (as defined in that note) and cross cancel its payment obligations under this Note as well as the Lenders payment obligations under the offsetting note.

This Note shall be secured by the pledge of the $30,000 12% convertible promissory note issued to the Company by the Lender on even date herewith (the "Lender Note"). The Company may exchange this collateral for other collateral with an appraised value of at least $30,000.00. The Lender may not effect any conversions under the Lender Note until it has made full cash payment for the portion of the Lender Note being converted.

ARTICLE I
CONVERSION PRIVILEGES

The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until Note is paid in full regardless of the occurrence of an Event of Default but subject to Article II. The Lender shall be able to convert this Note starting from today's date and ending until the full amount of the Note has been converted. The Principal Amount of Note together with all unpaid interest accrued thereon and any other amounts payable hereunder, or such portion thereof, that has not previously been converted into common stock, of the Company

(the "***Common Stock***") in accordance with Article II hereof, if any, shall be payable in full on the Maturity Date.

ARTICLE II
CONVERSION RIGHTS

The Lender shall have the right to convert the Principal Amount together with all unpaid interest accrued thereon of this Note into shares of the Company's Common Stock as set forth below.

2.1 Conversion into the Company's Common Stock.

Conversion Price The conversion price (the "***Conversion Price***") shall be equal to the lower of (i) .0013 or (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "***Variable Conversion Price***" shall mean a discount of fifty percent (50%) of the Market Price (as defined herein); provided, however, that if, after the Issue Date, the Borrower issues a convertible promissory note to any Person other than the Holder or its Affiliates which contains a conversion price (the "***Third-Party Conversion Price***") which the Borrower and the Holder agree in writing, after good faith negotiations, is less than the effective Variable Conversion Price (after giving effect to any shares of Common Stock issued, or issuable, to the Holder or its Affiliates in connection with this Note or any other agreement between the Borrower and the Holder), then the Variable Conversion Price shall be reduced to the Third-Party Conversion Price. (In the case that conversion shares are not deliverable by DTC an additional 10% discount will apply to the Variable Conversion Price; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply to the Variable Conversion Price; in the case of both an additional cumulative 15% discount shall apply to the Variable Conversion Price). "***Market Price***" means the lowest closing bid price in the thirty Trading Days prior to the applicable Conversion Date) For purpose of this section, the closing bid price of the Common Stock shall be the closing bid price as reported by the Nasdaq Stock Market, or the closing bid price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the closing bid price on such exchange as reported by www.otcmarkets.com or the Wall Street Journal. In the event that a bid price does not exist for one of the twenty days used to calculate the Market Price, then instead of using zero, the lower of .0001 or half of the closing ask shall be utilized instead. "***Trading Day***" shall mean any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time). The Conversion Price set forth herein shall be reduced an additional ten percent of the lowest closing bid price in the thirty Trading Days prior to the applicable Conversion Date for each Public Information Failure and shall be reduced an additional twenty percent of the lowest closing bid price in the thirty Trading Days prior to the applicable Conversion Date for any Event of Default. For purposes of clarity, it is understood that if there shall be a Public Information Failure which is cured and then repeated once, the Variable Conversion Price shall be subject to an additional ten percent discount to the Market Price. The Conversion Price may be adjusted pursuant to the other terms of this Note. If no objection is delivered from Borrower to Holder regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. On the date that is thirty trading days (a "True-Up Date") from each date Borrower delivers unrestricted Conversion Shares to Holder, there shall be a true-up where Holder shall have the right to require Borrower to deliver to Holder additional Conversion Shares ("True-Up Shares") if the Conversion Price as of the True-Up Date

is less than the Conversion Price used in the applicable Conversion Notice. In such event, Borrower shall deliver to Holder within three (3) trading days the date Holder delivers notice of its right to receive True-Up Shares to Borrower the number of True-Up Shares equal to the difference between the number of Conversion Shares originally delivered to Holder pursuant to the applicable Conversion Notice and the number of Conversion Shares that would have been delivered to Holder on the True-Up Date based on the Conversion Price as of the True-Up Date. For the avoidance of doubt, if the Conversion Price as of the True-Up Date is higher than the Conversion Price set forth in the applicable Conversion Notice, then Borrower shall have no obligation to deliver True-Up Shares to Holder, nor shall Holder have any obligation to return any excess Conversion Shares to Borrower under any circumstance.

(a) Conversion. The Lender shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable shares of Common Stock (the "***Conversion Shares***"). The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount together with all unpaid interest accrued thereon of this Note to be converted by (y) the Conversion Price. The Company may deliver an objection to any Notice of Conversion within one Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Lender shall be controlling and determinative in the absence of manifest error. To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Company. Non ink-original Notice of conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization of any Notice of Conversion form be required.

(b) Mechanics of Conversion. As a condition to effecting the conversion set forth in Section 2.1(a) above, the Lender shall properly complete and deliver to the Company a Notice of Conversion, a form of which is annexed hereto as Exhibit B ("Conversion Notice" or Notice of Conversion"). The Notice of Conversion shall set forth the Principal Amount together with all unpaid interest accrued thereon of this Note to be converted and the date on which such conversion shall be effected (such date, the "***Conversion Date***"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon timely delivery to the Company of the Notice of Conversion, certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Company's transfer agent to the Lender by crediting the account of the Lender's broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Lender or (B) the shares are eligible for resale by the Lender without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Lender in the Notice of Conversion by the date that is three (3) Trading Days after the Conversion Date (such third day being the "***Share Delivery Date***"). The Company will not issue fraction shares or scrip representing fractions of shares upon conversion, but the Company will round the number of the she shares up to the nearest whole share.

(c) Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(i) Obligation Absolute. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the

same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other Person of any obligation to the Company or any violation or alleged violation of law by the Lender or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Lender in connection with the issuance of such Conversion Shares. The Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. In the event that the Lender of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this note, the Company may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Lender in the amount of two hundred percent of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment. In the absence of such injunction, the Company shall issue conversion shares upon a properly notices conversion. All payments under this Note (whether made by the Company or any other person) to or for the account of the Lender hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "Taxes").

(d) Failure to Deliver Common Stock Prior to Delivery Date. Without in any way limiting the Lender's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered as required by Section 2.1(c) by the Share Delivery Date (a "**Conversion Default**"), Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Amount with the rescinded conversion shares returned to the Company (under Lender's and Company's expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that the shares are not delivered as required by Section 2.1(c) by the Share Delivery Date, the Company shall pay in cash to the Lender for each calendar day beyond the Delivery Date that the Company fails to deliver such Common Stock an amount equal to at the sole discretion of the Lender either (i) $2,000.00 or (ii) 100% of the product of (1) the sum of the number of shares of Common Stock not issued to the Lender on a timely basis and to which the Lender is entitled multiplied by (2) the Closing Trading Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Lender without violating Section 2.1(c) (the "**Conversion Default Payment**"). Such cash amount shall be paid to the Lender by the fifth day of the month following the month in which it has accrued (the "**Conversion Default Payment Due Date**"). In the event such cash amount is not received by the Lender by the Conversion Default Payment Due Date, at the option of the Lender (without notice to the Company), the Conversion Default Payment shall be added to the Outstanding Balance of this Note and will tack back to the original date of the Note

and interest shall accrue thereon in accordance with the terms of this Note. If the Company does not request the issuance of the Conversion Shares underlying this Note from its transfer agent after receipt of a Notice of Conversion within TWO (2) Business days following the period allowed for any objection, the Company shall be responsible for any differential in the value of the converted shares underlying this Note between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered. In addition, if the Company fails to timely (within 72 hours, 3 business days), issue a treasury order to its transfer agent or otherwise cause to be delivered, the Conversion Shares per the instructions of the Lender, free and clear of all legends in legal free trading form, subject to all applicable securities laws, the Company shall allow Lender to add two (2) days to the look-back (the mechanism used to obtain the conversion price along with discount) for each day the Company fails to timely (within 72 hours, 3 business days)) deliver shares, on the next conversion.

(i) Rescission. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Lender by the Share Delivery Date, the Lender shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Lender any original Note delivered to the Company and the Lender shall promptly return to the Company the Common Stock certificates issued to such Lender pursuant to the rescinded Conversion Notice.

(e) Adjustment. The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(b), shall be subject to adjustment, from time to time, upon the happening of certain events while this conversion right remains outstanding, as follows:

(f) Reservation of Shares. The Borrower represents and warrants and covenants and agrees at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of this Note (based on the Conversion Price in effect from time to time) (the "**Reserved Amount**"). The Reserved Amount shall be increased from time to time as required to insure compliance with this provision. The Borrower represents and warrants and covenants and agrees that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue shares of the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of issuing the necessary shares of Common Stock in accordance with the terms and conditions of this Note. Should any of the above events in this section occur, Company will have three business days to increase the reserve with their transfer agent or this will constitute an Event of Default. The reserve amounts detailed in this Note is specific to this Note and it is in addition to any and all other shares reserved for the Holder in other notes or agreements. Further, it does not e amend nor affect any previous reserve amounts for the Holder. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default. Holder shall not be

required to fund this note, until the proper amount of shares are reserved for this Note under the provisions of this Note or the Transfer Agent Letter relating to this Note.

(g) Insufficient Authorized Shares. If, notwithstanding other provisions of this Note and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an *"Authorized Share Failure")*, then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholders with a proxy statement and shall use its best efforts to solicit its stockholders approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the *"Authorization Failure Shares")*, in lieu of delivering such Authorization Failure Shares to the Lender, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Lender delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this section to the extent the Lender purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Lender of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Lender incurred in connection therewith.

(h) Make-Whole Rights. Upon liquidation by the Lender of Conversion Shares issued pursuant to a Conversion Notice, provided that the Lender realizes a net amount from such liquidation equal to less than the conversion amount specified in the relevant Conversion Notice (such net realized amount, the "Realized Amount"), the Company shall issue to the Lender additional shares of the Company's Common stock equal to: (i) the conversion amount specified in the relevant Conversion Notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Lender (a "Sale Reconciliation" showing the Realized Amount from the sale of the Conversion shares; divided by (ii) the average volume weighted average price of the Companys Common Stock during the five business days immediately prior to the date upon which Lender delivers notice (the "Make-Whole Notice") to the Company that such additional shares are requested by the Lender (the "Make-Whole Stock Price" (such number of additional shares to be issued, the "Make-Whole Shares"). Upon receiving the Make-Whole Notice and Sale Reconciliation evidencing the number of Make-Whole Shares requested, the Company shall

instruct its transfer agent to issue certificates representing the Make-Whole Shares, which Make Whole shares shall be issued and delivered in the same manner and within the same time frames as set forth in Article II of this Note. The Make-Whole Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company's Common Stock. Following the sale of the Make-Whole Shares by the Lender: (i) in the event that the Lender receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant Conversion Notice, is less than the Conversion Amount specified in the relevant Conversion Notice, the Lender shall deliver an additional Make-Whole Notice to the Company following the procedures provided previously in this paragraph, and such procedures and the delivery of Make-Whole Notices shall continue until the Conversion Amount has been fully satisfied; (ii) in the event that the Lender received net proceeds from the sale of the Make-whole Shares in excess of the Conversion Amount specified in the relevant Conversion Notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in the excess of the Conversion Amount specified in the relevant Conversion Notice.

(i) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of common Stock issuable to the Lender in connection with a conversion of this Note, the company shall issue to the Lender the number of shares of commons Stock not in dispute and resolve such dispute in accordance with Section 5.19.

2.2 Effect of Certain Events.

(a) Fundamental Transaction Consent Right. The Company shall not enter into or be party to a Fundamental Transaction (as defined below), unless the Company obtains the prior written consent of the Lender to enter into such Fundamental Transaction. For purposes of this Note, "**Fundamental Transaction**" means that (i) (1) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Company or any of its subsidiaries is the surviving corporation) any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (collectively, "**Person**"), or (2) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the Lenders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of the Company's Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d)

of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company. The provisions of this Section 2.2(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note. As a condition to pre-approving any Fundamental Transaction in writing, which approval may be withheld in the Lender's sole discretion, Lender may require the resulting successor or acquiring entity (if not the Company) to assume by written instrument all of the obligations of the Company under this Note and all the other transaction documents with the same effect as if such successor or acquirer had been named as the Company hereto and thereto.

(b) Adjustment Due to Fundamental Transactions. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any Fundamental Transaction that is pre-approved in writing by the Lender pursuant to Section 2.2(a) above, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Lender of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Lender would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Lender of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive Fundamental Transactions.

(c) Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to Lenders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "**Distribution**"), then the Lender of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Lender with respect to the shares of Common Stock issuable upon such conversion had such Lender been the Lender of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when this Note is issued and outstanding, the Company issues or sells, or in accordance with this section hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "**Dilutive**

Issuance"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance.

The Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (**"Convertible Securities"**) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "**Options**") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (2) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e) Purchase Rights. If, at any time when this Note is issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "**Purchase Rights**") pro rata to the record Lenders of any class of Common Stock, then the Lender of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Lender could have acquired if such Lender had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such

Purchase Rights or, if no such record is taken, the date as of which the record Lenders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f) Adjustment Due to Non-DWAC Eligibility. If, at any time when this Note is issued and outstanding thereafter, the Lender delivers a Notice of Conversion and at such time all DWAC Eligible Conditions are not then satisfied, the Company shall deliver certificated Conversion Shares to the Lender pursuant to Section 2.1(c) and the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Lender under this Note or the other Transaction Documents. The "**Non-DWAC Eligible Adjustment Amount**" is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (i) the Trading Price of the Common Stock on the Conversion Date, over (ii) the Trading Price of the Common Stock on the date the certificated Conversion Shares are freely tradable, clear of any restrictive legend and deposited in the Lender's brokerage account. In any such case, Lender will use reasonable efforts to timely deposit such certificates in its brokerage account after it receives them and cause such restrictive legends to be removed, and, without limiting any other provision hereof, Company agrees to fully cooperate with Lender in accomplishing the same. Any fees charged to Lender for the stock being Non-DWAC Eligible shall be paid by the Company. DWAC Eligible Conditions shall mean that the Common Stock is DWAC eligible and can be electronically delivered to the Lender's Brokerage account.

(g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or the addition of the Non-DWAC Eligible Adjustment Amount to the Outstanding Balance as a result of the events described in this Note, the Company, the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Lender under this Note or the other Transaction Documents. The "**Non-DWAC Eligible Adjustment Amount**" is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (i) the Trading Price of the Common Stock on the Conversion Date, over (ii) the Trading Price of the Common Stock on the date the certificated Conversion Shares are freely tradable, clear of any restrictive legend and deposited in the Lender's brokerage account. at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Lender, furnish to such Lender a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

2.3 Method of Conversion. Note may be converted by the Lender, in whole or in part, as described in Section 2.1(a) hereof. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Lender, be issued by the Company to the Lender for the principal balance of Note and interest which shall not have been converted or paid.

2.4 Limitations on Conversion. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof. If the Company is or

becomes fully reporting to the U.S. Securities & Exchange Commission, it shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the "***Maximum Percentage***") of the Common Stock. If the Company is or becomes a pink sheet company that is not fully reporting to the U.S. Securities & Exchange Commission, the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.99% (the "***Maximum Percentage***") of the Common Stock. The Holder, upon not less than 61 days' prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provision of this section, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provision of this section shall continue to apply. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note.

ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default ("***Event of Default***") shall be an event of default hereunder (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

3.1 Failure to Pay. The Company fails to (i) pay the Principal Amount, interest, damages or other sum due under this Note or any other note issued by the Company by the Maturity Date or;

3.2 Breach of Covenant. The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to Holder;

3.3 Breach of Representations and Warranties. Any representation or warranty of the Company made, in this Note, said statement or certificate given in writing pursuant hereto or in connection therewith or any other report, financial statement or certificate shall be false or misleading in any respect;

3.4 Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed or the Company admits in writing its inability to pay its debts generally as they mature;

3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Company or any of its property or other assets aggregating in excess of $50,000 in the aggregate and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days;

3.6 Bankruptcy. Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company and if instituted against them are not dismissed within THIRTY (30) days of initiation. The Company suffers any appointment of any custodian or the like for it or any substantial art of its property that is not discharged or stayed within 30 days; the Company makes a general assignment of the benefit of creditors; the Company fails to pay or states that it is unable to pay, or is unable to pay its debts generally as they become due;

3.7 Non-Payment. A default by or breach of any term by the Company under any one or more obligations to their creditors and failed to cure such default within the appropriate grace period;

3.8 Public Information Failure. A Public Information Failure occurs. A Public Information Failure occurs. If the Company is late in any of their filings with the SEC or in the event the Company experiences a DTC "Chill" on its shares, such lateness or "Chill" shall constitute a Public Information Failure;

3.9 Beginning 15 days after the Issue Date, the failure of any of the DWAC Eligible Conditions to be satisfied at any time thereafter during which the Company has obligations under this Note or the Company loses its status as "DTC Eligible"; or the Company's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (x) the Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC,

requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

3.10 Reservation Default. Failure by the Company to i) have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in the Letter to Transfer Agent or ii) to replenish the reserve set forth in the Letter to Transfer Agent within three business days of the request of the Holder.

3.11 Withdrawal from registration of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), either voluntary or involuntary;

3.12 Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company's ability to continue as a "going concern" shall not be an admission that the Company cannot pay its debts as they become due;

3.13 The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future;

3.14 The Company shall fail to maintain the listing and/or quotation, as applicable, of the Common Stock on the Principal Market;

3.15 The Company shall fail to comply with the reporting requirements of the 1934 Act; and/or the Company shall cease to be subject to the reporting requirements of the 1934 Act;

3.16 Any cessation of operations by the Company or the Company admits it is otherwise generally unable to pay its debts and such debts become due;

3.17 The restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or any other Transaction Documents;

3.18 The Company effectuates a reverse split of its Common Stock without twenty (20) calendar days prior written notice to the Holder;

3.19 In the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered (including but not limited to the provision to irrevocable reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Holder and the Company;

3.20 The Company shall fail for any reason to deliver unrestricted certificates to a Holder prior to the fifth Trading Day after a Conversion Date or the company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor requests for conversion of any Notes in accordance with the terms hereof or the Company shall fail to deliver documents requested by the Holder or the Holder's brokerage firm which the Holder or the Holder's brokerage firm deem necessary to allow Holder to sell the

Company's stock or the Company fails to remove or directs its transfer agent not to remove or impairs, delays or/or hinders its transfer agent from removing any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note. An additional fee of $250 per day will be charged to the Company for failure to issue unrestricted shares which shall increase to $500 per day beginning on the 10th day that shares have not been delivered;

3.21 During the term of this Agreement, the Company enters into any Prohibited Transaction without the prior written consent of the Holder, which consent may be withheld at the sole discretion of the Holder. For the purposes of this Note, the term "Prohibited Transaction" shall refer to the issuance by the Company of any "future priced securities," which shall mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating discount or other post-issuance adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line financing, stand-by equity distribution agreements, at the market transactions or convertible securities and loans, securities in a registered direct public offering or an unregistered private placement where the price per share of such securities is fixed concurrently with the execution of definitive documentation relating to the offering or placement, as applicable and securities issued in connection with a secured debt financing, shall not be a Prohibited Transaction;

3.22 The Company fails to provide information requested by the Holder in order to enable the holder to have their converted securities accepted and sold by their brokerage firm, or the Company attempts to prevent, block or frustrate in any manner, the Holder from converting this Note;

3.23 The Company breaches a negative covenant in this Note;

3.24 The occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate Indebtedness

3.25 Any Event of Default as defined in any other note or any Other Notes occurs with respect to any other note;

3.26 Any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes;

3.27 The Company shall have its Common Stock delisted from any exchange or, if the Common Stock is suspended for more than 5 consecutive days;

3.28 If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the board;

3.29 The Company shall not replenish the reserve set forth in this Note, within three business days of the request of the Holder;

3.30 Company indicates by check mark on the cover page of an SEC report filing that it has not submitted electronically and posted on its corporate website, if any, every Interactive data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

3.31 Borrower indicates by check mark on the cover page of an SEC report filing that it is a shell company (as defined in Rule 12b-2 of the Exchange Act)

3.32 The company shall lose the "bid" price for its stock and a market (including the OTCBB marketplace or other exchange)

Upon the occurrence of any Event of Default, (a) the Outstanding Balance, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration shall immediately increase to 150% of the Outstanding Balance immediately prior to the occurrence of the Event of Default and such increase in the Outstanding Balance shall tack back to the date of the original Note, (b) this Note shall then accrue interest at the Default Interest Rate which shall be eighteen percent during a default on a Note, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law and (c) The Variable Conversion Price set forth herein shall be amended to a discount of fifty five percent to the Market Price. (collectively, the "**Default Effects**"). By acceptance hereof, Holder hereby warrants and represents to Borrower that Holder has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrowers result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the Holder hereof. Holder shall make adjustments in the Note as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess all be automatically credited against and in reduction of the outstanding principal balance. The Default Effects shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. The Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind regarding an Event of Default. Further, upon the occurrence and during the continuation of any Event of Default, the Holder may by written notice to the Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding; *provided*, *however*, that upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary ("**Automatic Acceleration**"). The Holder shall retain all rights under this Note and the Transaction Documents, including the ability to convert the then Outstanding Balance of this Note at all times following the occurrence of an Automatic Acceleration until the entire then Outstanding Balance has been paid in full. If one or more of the "Events of Default" as described in the Agreement shall occur, the Borrower agrees to pay all costs and expenses, including reasonable attorney's fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note. The Borrower covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, the Borrower shall notify Holder in writing

within one day of any of the above Events of Default. If the Holder shall commence an action or proceeding to enforce any provision of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the older shall be reimburse by the Company for its attorney's fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

ARTICLE IV
COVENANTS

4.1. Covenants. As long as any portion of this Note remains outstanding, unless the Lender shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any secured indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens (as defined below), enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) repay, repurchase or offer to repay, repurchase or otherwise acquire for cash more than a de minimis number of shares of its Common Stock other than repurchases of Common Stock of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 during the term of this Note; or

(d) pay cash dividends or distributions on any equity securities of the Company.

(e) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Lender;

(f) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(g) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval;

(h) enter into any agreement with respect to any of the foregoing;

(i) all payments due under this Note (i) shall rank *pari passu* with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries;

(j) the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any

Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness;

(k) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, ***"Liens"***) other than Permitted Liens;

(l) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing;

(m) The Company shall not, directly or indirectly, without the prior written consent of the Lenders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes or (ii) issue any other securities that would cause a breach or default under the Notes;

(n) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business and (ii) sales of inventory in the ordinary course of business;

(o) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose;

(p) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(q) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(r) Piggyback Registration Rights. The Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Lender at its election in the form of cash payment or addition to the balance of this Note.

(s) Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder's option, shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

(t) Trading. The Company's common stock must be trading at an average value of at least five thousand dollars per day with an average price of at least five cents for the previous thirty trading days prior to September 23, 2015, as a condition precedent for this Note to be funded by the Holder.

4.2. Definitions. For the purpose of this Note, the following definitions shall apply:

(a) "***Permitted Indebtedness***" means (i) the Indebtedness evidenced by the Note, (ii) unsecured Indebtedness incurred by the Company, which Indebtedness is not senior in rank to the Note and does not mature prior to six months from the issue date of such Indebtedness, (iii) Indebtedness secured by Permitted Liens, and (iv) extensions, refinancings and renewals of any items in clauses (i) through (iv) above, provided that the principal amount is not increased (other than with respect to the addition of existing or future interest due and payable thereunder to the principal thereunder) or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be.

(b) "***Permitted Lien***" means the individual and collective reference to the following: (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with

GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (ix) Liens incurred in connection with Permitted Indebtedness under clause (i) and, solely to the extent existing as of the Issue Date, clause (ii) of the definition thereof (including any extensions, refinancings and renewals of such Indebtedness that constitute Permitted Indebtedness).

Article V
REDEMPTION RIGHTS

5.1 Optional Redemption Right. Subject to the provisions of this Article V, at any time (a) within ninety (90) days after the Effective Date, the Company may deliver a notice to the Lender (an "***Optional Redemption Notice***" and the date such notice is deemed delivered hereunder, the "***Optional Redemption Notice Date***") of its irrevocable election to redeem all of the then outstanding principal amount together with all unpaid interest accrued thereon of this Note for cash at a redemption price equal to 150% multiplied by all of the then outstanding principal amount together with all unpaid interest accrued thereon of this Note, on the 20th Trading Day following the Optional Redemption Notice Date (such date, the "***Optional Redemption Date***", such 20 Trading Day period, the "***Optional Redemption Period***" and such redemption, the "***Optional Redemption***"), The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions (as defined below) shall have been met (unless waived in writing by the Lender) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Lender may elect to nullify the Optional Redemption Notice by notice to the Company after the day on which any such Equity Condition has not been met in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of

Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. "***Equity Conditions***" means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Lender, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Lender in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Lender is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for such period) or (ii) all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption may be resold pursuant to Rule 144 during such period, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares issuable upon conversion of such portion of this Note being redeemed at such time, (f) there is no existing Event of Default and, to the actual knowledge of the Company, no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares issuable to the Lender upon conversion of such portion of this Note subject to an Optional Redemption would not violate the limitations set forth in Section 2.3 under this Note, (h) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated or abandoned, and (i) the applicable Lender is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information. Notwithstanding the foregoing, the Lender may elect to convert the outstanding principal amount of the Note subject to an Optional Redemption Notice pursuant to Article II at any time prior to actual payment in cash for any redemption under this Section 5 by the delivery of an irrevocable Notice of Conversion to the Company.

ARTICLE VI. MISCELLANEOUS

6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and either faxed, mailed, e-mailed or delivered to each party at the respective addresses of the parties. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing on the Trading Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; (d) when faxed, upon confirmation of receipt; (e) when e-mailed, upon e-mail being sent.

6.2 Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.3 Assignability. Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Holder may assign or transfer this Note to any transferee without the consent of the Company or have the shares that it converts under this Note sent to any third party at its sole discretion, without the consent of the Company. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

6.4 Cost of Collection. If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

6.5 Governing Law. The Note shall only be governed by and construed in accordance with the laws of the State of Florida, including, but not limited to, Florida's statutes of limitations, without regard to principles of conflicts of law. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts in Miami, Florida. HOLDER AND COMPANY WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR AY TRANSACTION CONTEMPLATED HEREIN, INCLUIDNG CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Both parties and the individuals signing this Note on behalf of the Company agree to submit only to the exclusive jurisdiction of such courts in Miami, Florida. If the jury waiver set forth in this section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Note or any of the transactions contemplated herein will be finally settled by binding arbitration in Miami, Florida, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Florida laws to the resolution for any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction of the award render by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of the Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or unenforceability of any other provision of the Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Company's obligations to

Holder, or to enforce a judgment or other decision in favor of the Holder. Notwithstanding the foregoing, the Holder may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expense of the arbitration, including the arbitrators fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all or a share of such expenses, both parties shall share equally in the payment of the arbitrator's fees as and when billed by the arbitrator. **This Note shall be deemed an unconditional obligation of Company for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Company by summary proceeding or summary judgment or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder's rights hereunder or Borrower's obligations to Holder are deemed a part of Note, whether or not such other document or agreement was delivered together herewith or was executed apart from Note.** Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

6.7 Entire Understanding. The Note between the Borrower and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Borrower and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder. Any questions regarding interpretation of this Note shall be solely construed by the Holder in their sole discretion.

6.8 Registration Rights. The Company hereby grants the right to the Holder, at Holder's expense, to require Company to register any and all issuances, past, present and future, directly connected to this specific Debt. If the Holder shall request the registration, the Company shall begin the registration process within 30 days and the Holder shall have the following rights.

6.9 Recoupment of Registration Fees. If the Holder shall invoke his rights under section 5.11 of this Agreement, the Company shall reimburse to the Holder all fees, costs, and disbursements, inclusive of attorney's fees, paid for by Holder, in common stock under the same terms and conditions provided for herein.

6.10 Legal Opinion. The Company's counsel has provided an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company agrees and accepts that any licensed attorney may provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company further

agrees and accepts that their transfer agent shall be able to rely upon any licensed attorney's legal opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. If the Company attempts to refuse the legal opinion of a licensed attorney chosed by the Borrower, such refusal shall constitute an Event of Default under this Note.

6.11 Post-Closing Expenses. The Borrower will bear any and all miscellaneous expenses of the Borrower and Holder that may arise post-closing which shall include, but are not limited to, the cost of legal opinion production, transfer agent fees, equity issuance fees, fees charged for delivering, vetting and accepting physical certificates, any and all fees and costs charged by the Holder's brokers in handling and transacting in the shares of the Company on behalf of the Holder "Post-Closing Expenses". Post-Closing Expenses shall retroactively offset the reduction of the principal balance of this Note that occurs through the conversions. Failure by the Borrower to honor this provision shall be deemed an Event of Default.

6.12 Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provision of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

6.13 Attorneys' Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Note or any of the other documents related to this financing, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

6.14 Fees and Charges. The parties acknowledge and agree that upon the Borrower's failure to comply with the provisions of this Note, the Holder's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, the Holder's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder, among other reasons. Accordingly, any fees, charges, and interest due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Holder may have hereunder, at law or in equity. Each time the Company incorrectly challenges a conversion request or fails to provide the current issued and outstanding to the Noteholder within 5 business days of the request, the Principal Amount of this Note shall increase by one thousand dollars.

6.15 Notice of Corporate Events. Except as otherwise provided herein, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) calendar days prior to the record date specified therein (or thirty (30) calendar days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this section.

6.16 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the charges assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

6.17 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, The conversion price, the closing bid price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Company of the Holder (as the case may be), the Company shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, closing bid price or other price (as the case may be) to an independent, reputable investment banks selected by the company and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Company. The company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Company and the Holder of the

results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

6.18 Current Notes. Company shall disclose all current notes that it has with third parties on Exhibit C.

6.19 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

6.20 Non-Shell. The Company represents that it is not a "shell" issuer and has never been a "shell" issuer or that if it previously has been a "shell" issuer that at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a "shell" issuer. Further, The company will instruct its counsel to either (i) write a 144 – 3(a(9)) opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder's counsel.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the ____ day of March 2015.

MONSTER ARTS, INC.

By: ______________________

Name: Wayne Irving II

Title: Chairman/ CEO

NOTARY PUBLIC WITNESS:

____

Exhibit B

NOTICE OF CONVERSION

(To be executed by the Registered Lender in order to convert the Note)

The undersigned hereby elects to convert $________ of the principal amount and $________ of the interest due on the Note issued by MONSTER ARTS, INC. on _______, 2015 into shares of common stock of MONSTER ARTS, INC (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: ____

Conversion Price: ____

Shares to Be Delivered: ____

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Lender of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Lender (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 2.3 of the Note.

Signature: ____

A. Gabriel Silberstein, Managing Partner of Atlas Long-Term Growth Fund, LLC